BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	
Barbara K. Cegavske Secretary of State State of Nevada	Document Number **20150318974-30**
	Filing Date and Time **07/12/2015 2:07 AM**
	Entity Number **E0336762015-6**

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	GETELMAN CORP.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: REGISTERED AGENTS INC. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75000000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Name: MARK GETELMAN Street Address: 401 RYLAND ST STE 200-A — City: RENO — State: NV — Zip Code: 89502 2) Name: Street Address: City: State: Zip Code:
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* ANY LEGAL PURPOSE **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Name: REGISTERED AGENTS INC. — **Incorporator Signature:** X REGISTERED AGENTS INC. Address: 401 RYLAND ST STE 200-A — City: RENO — State: NV — Zip Code: 89502
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X REGISTERED AGENTS INC. **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** — Date: 7/12/2015

This form must be accompanied by appropriate fees.